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                                                                    EXHIBIT 23.3

                    (SPROULE ASSOCIATES LIMITED LETTERHEAD)


                                February 26, 2004
Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas 77056

RE: CONSENT

We hereby consent to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in Canada and Argentina as of December 31, 2003, as set forth in our letter report dated January 15, 2003, which appears in this Form 10-K. In addition, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. (333-91247, 333-95071, 333-52324, 33-22493, 33-25807, 33-26024, as amended in Registration No. 2-97533,
33-33626, 33-46518, 33-53973, 333-02029, 333-32603, 333-40565, 333-60081 and
333-90906), and on Form S-3 Registration Nos. (33-54477, 333-24999, 333-52213,
333-83163, 333-36032, 333-61600 and 333-87170) of Burlington Resources Inc. of
the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in Canada and Argentina as of December 31, 2003, as set forth in our letter report dated January 15, 2003, which appears in this Form 10-K.


                                           SPROULE ASSOCIATES LIMITED

                                           /s/ KEN H. CROWTHER, P. ENG.
                                           ----------------------------------
                                           Ken H. Crowther, P. Eng. President